Exhibit 99.1

Palo Alto Networks Reports Fiscal Fourth Quarter and 2012 Financial Results

•	Fiscal fourth quarter revenue grows 88 percent year-over-year and 15 percent sequentially to reach a record $75.6 million

•	Fiscal 2012 revenue grows 115 percent year-over-year to $255.1 million

•	Adds over 1,000 new end-customers in Q4, reaching over 9,000 total end-customers

•	Fiscal 2012 free cash flow grows 229 percent year-over-year to $62.8 million

•	Cash and cash equivalents of $322.6 million with no debt

SANTA CLARA, Calif., Sept. 10, 2012 – Palo Alto Networks, Inc. (NYSE: PANW) today announced financial results for its fiscal fourth quarter and fiscal year 2012 ended July 31, 2012.

Total revenue for the fiscal fourth quarter grew 88 percent year-over-year to $75.6 million, compared with $40.2 million in the fiscal fourth quarter of 2011. GAAP net loss for the fiscal fourth quarter was $4.6 million, or $0.18 per basic and diluted share, compared with a net loss of $6.0 million, or $0.40 per basic and diluted share, in the fiscal fourth quarter of 2011.

Palo Alto Networks recorded fiscal fourth quarter non-GAAP net income of $1.9 million, or $0.03 per diluted share, compared with a non-GAAP net loss of $5.1 million, or $0.34 per basic and diluted share, in the fiscal fourth quarter of 2011. A reconciliation between GAAP and non-GAAP information is contained in the tables below.

For fiscal 2012, total revenue grew 115 percent to $255.1 million, compared with $118.6 million in fiscal 2011. GAAP net income was $0.7 million, or $0.00 per diluted share, in fiscal 2012, compared with a net loss of $12.5 million, or $0.88 per diluted share, in fiscal

2011. Non-GAAP net income for fiscal 2012 was $14.7 million, or $0.14 per diluted share, compared with a net loss of $7.8 million, or $0.55 per basic and diluted share, in fiscal 2011.

“The fourth quarter was a strong finish to a great year for Palo Alto Networks,” said Mark McLaughlin, president and chief executive officer of Palo Alto Networks. “In our first quarter as a public company, we achieved record revenue and grew our customer base to over 9,000 customers. For the year, we grew revenue 115 percent, clearly outpacing the market and demonstrating the power of our technology.”

“We have pioneered the next generation of network security by completely reinventing the firewall. Our unique and innovative approach to network security resonates with enterprises around the world as they look for ways to protect their networks and safely enable the explosion of application use driven by productivity trends in cloud computing, SaaS, mobility and social networking,” continued McLaughlin.

Commenting on the company’s financial results, Steffan Tomlinson, chief financial officer of Palo Alto Networks, added, “Our 88 percent year-over-year revenue growth in the fourth quarter was well diversified across all theaters and verticals. In the quarter we generated $16.3 million in free cash flow, bringing the total to $62.8 million for the year, and we ended the quarter with $322.6 million in cash and equivalents, including $215.4 million in net proceeds from our IPO in July.”

Recent Highlights

•	Raised $215.4 million in net proceeds from its July 20, 2012 initial public offering.

•	Appointed Mark Anderson as our head of worldwide field operations, a new organization in the company that encompasses sales and customer support and services.

•	Expanded presence throughout Latin America, including opening offices in São Paulo, Brazil and Mexico City, Mexico.

•

Earned the NSS Labs ‘recommended’ rating in its inaugural Next-Generation Firewall Group Test. NSS Labs tested Palo Alto Networks PA-5020 and PAN-OS 4.0.5 against the fourth version of its Next-Generation Firewall test methodology, comprised of 1,486 live exploits and across a wide variety of traffic, payload sizes and protocols. Palo Alto Networks also blocked 95 percent of attacks against client applications within the test bed.

•

Expanded the Technology Partner Program by adding Avaya as a new Data Center Infrastructure Partner, as well as Mobile Iron and Zenprise as new Mobility Partners. Palo Alto Networks also expanded its technology scope with partnerships from leading vendors in network security management, security incident and event management (SIEM), network access and NetFlow analytics with partners such as: AlgoSec, Network Critical, LogRhythm, and Plixer International.

•

Palo Alto Networks next-generation firewall PA-500, PA-2000 and PA-4000 series solutions were thoroughly tested and officially certified by ICSA Labs, an independent division of Verizon. Each next-generation firewall series was evaluated against and passed ICSA Labs Modular Firewall Product Certification Criteria version 4.1x for general purpose network firewalls, corporate category.

Conference Call Information

Palo Alto Networks will host a conference call for analysts and investors to discuss its fiscal fourth quarter and fiscal year 2012 results and outlook for its fiscal first quarter of 2013 today at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time. Open to the public, investors may access the call by dialing (866) 543-6408 or (617) 213-8899 and entering the passcode 95920447. A live audio webcast of the conference call along with supplemental financial information will also be accessible from the “Investors” section of the company’s website at investors.paloaltonetworks.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available two hours after the call and will run for five business days and may be accessed by dialing (888) 286-8010 or (617) 801-6888 and entering passcode 21239287.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding momentum in the company’s business. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: Palo Alto Networks’ limited operating history, particularly as a new public company; risks associated with Palo Alto Networks’ rapid growth, particularly outside of the U.S.; and general market, political, economic and business conditions.

Additional risks and uncertainties that could affect Palo Alto Networks’ financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s final prospectus for its initial public offering, which was filed with the U.S. Securities and Exchange Commission on July 20, 2012, and is available on the company’s investor relations website at investors.paloaltonetworks.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in Palo Alto Networks’ annual report on Form 10-K and other filings that the company makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and Palo Alto Networks does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Non-GAAP Financial Measures

Palo Alto Networks has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing the company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Non-GAAP net income (loss) and diluted net income (loss) per share. Palo Alto Networks defines non-GAAP net income (loss) as net income (loss) plus share-based compensation expense less the related tax effects. Non-GAAP diluted net income (loss) per share is defined as non-GAAP net income (loss) divided by the weighted-average shares outstanding. Palo Alto Networks considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of share-based compensation expense so that management and investors can compare the company’s “core business operating results,” meaning its operating performance excluding not only share-based compensation but also discrete charges that are infrequent in nature, over multiple periods. The company also excludes from non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share the tax effects associated with share-based compensation expense in order to provide a complete picture of the company’s recurring core business operating results. Without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on the company’s operating results. There are a number of limitations related to the use of non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share versus net income (loss) and diluted net income (loss) per share calculated in accordance with GAAP. First, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude share-based compensation expense. Share-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in the company’s business. Second, share-based compensation is an important part of Palo Alto Networks employees’ compensation and impacts their performance. Third, the components of the costs that Palo Alto Networks excludes in its calculation of non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share may differ from the components that its peer companies exclude when they report their non-GAAP results of operations. Palo Alto Networks compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income (loss) and non-GAAP diluted net income per share and evaluating non-GAAP net income (loss) and non-GAAP diluted net income per share together with net income (loss) and diluted net income per share calculated in accordance with GAAP. In the future, the company may also exclude non-recurring expenses and other expenses that do not reflect the company’s core business operating results.

Free Cash Flow. Palo Alto Networks defines free cash flow as net cash provided by (used in) operating activities less purchases of property, equipment, and other assets. Palo Alto Networks considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchases of property, equipment, and other assets, can be used for strategic opportunities, including investing in the business, making strategic acquisitions, and strengthening the balance sheet. A limitation of using free cash flow versus the GAAP measure of net cash provided by (used in) operating activities as a means for evaluating the company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for purchases of property, equipment, and other assets. Palo Alto Networks compensates for this limitation by providing information about its purchases of property, equipment, and other assets on the face of the cash flow statement and under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Key Financial Metrics” in its filings with the SEC.

About Palo Alto Networks

Palo Alto Networks™ is the network security company. Its innovative platform allows enterprises, service providers, and government entities to secure their networks and safely enable the increasingly complex and rapidly growing number of applications running on their networks. The core of Palo Alto Networks’ platform is its Next-Generation Firewall, which delivers application, user, and content visibility and control integrated within the firewall through its proprietary hardware and software architecture. Palo Alto Networks’

products and services can address a broad range of network security requirements, from the data center to the network perimeter, as well as the distributed enterprise, which includes branch offices and a growing number of mobile devices. Palo Alto Networks’ products are used by more than 9,000 customers in over 100 countries. For more information, visit www.paloaltonetworks.com.

Palo Alto Networks, “The Network Security Company,” the Palo Alto Networks Logo, App-ID, GlobalProtect, and WildFire are trademarks of Palo Alto Networks, Inc. in the United States. All other trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

Media Contact:

Mike Haro

Director of Corporate Communications

Palo Alto Networks

408-438-8628

mharo@paloaltonetworks.com

Investor Relations Contact:

Chris Danne/Maria Riley

The Blueshirt Group

415-217-7722

ir@paloaltonetworks.com

Palo Alto Networks, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended July 31,		Year Ended July 31,
	2012	2011	2012	2011
Revenue:
Product	$49,439	$29,084	$174,462	$84,800
Services	26,203	11,142	80,676	33,797

Total revenue	75,642	40,226	255,138	118,597
Cost of revenue:
Product	12,533	7,763	44,615	21,766
Services	9,034	3,590	25,938	10,507

Total cost of revenue	21,567	11,353	70,553	32,273

Total gross profit	54,075	28,873	184,585	86,324
Operating expenses:
Research and development	11,746	6,929	38,570	21,366
Sales and marketing	37,721	23,507	115,917	62,254
General and administrative	8,852	3,818	26,207	13,108

Total operating expenses	58,319	34,254	180,694	96,728

Operating income (loss)	(4,244)	(5,381)	3,891	(10,404)
Interest income	11	—	18	3
Other expense, net	(77)	(456)	(1,110)	(1,651)

Income (loss) before income taxes	(4,310)	(5,837)	2,799	(12,052)
Provision (benefit) for income taxes	289	143	2,062	476

Net income (loss)	$(4,599)	$(5,980)	$737	$(12,528)

Net income (loss) attributable to common stockholders, basic and diluted	$(4,599)	$(5,980)	$—	$(12,528)

Net income (loss) per share attributable to common stockholders, basic and diluted	$(0.18)	$(0.40)	$0.00	$(0.88)

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders, basic and diluted	25,919	14,969	19,569	14,201

Palo Alto Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures - Fiscal Year

(In thousands, except per share amounts)

(Unaudited)

	Year Ended July 31, 2012				Year Ended July 31, 2011
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Net income (loss)	$737	$13,915	(a)	$14,652	$(12,528)	$4,724	(b)	$(7,804)

Net income (loss) attributable to common stockholders:
Basic	$—	$3,053	(a)	$3,053	$(12,528)	$4,724	(b)	$(7,804)

Diluted	$—	$3,701	(a)	$3,701	$(12,528)	$4,724	(b)	$(7,804)

Net income (loss) per share attributable to common stockholders:
Basic	$0.00	$0.16	(a)	$0.16	$(0.88)	$0.33	(b)	$(0.55)

Diluted	$0.00	$0.14	(a)	$0.14	$(0.88)	$0.33	(b)	$(0.55)

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	19,569	—		19,569	14,201	—		14,201

Diluted	19,569	6,737	(c)	26,306	14,201	—		14,201

(a)	To eliminate share-based compensation expense of $13,925 offset by related tax effect of share-based compensation of $10 for the year ended July 31, 2012
(b)	To eliminate share-based compensation expense of $4,733 offset by related tax effect of share-based compensation of $9 for the year ended July 31, 2011
(c)	Difference between weighted-average shares outstanding on a diluted basis under GAAP and non-GAAP due to application of the treasury stock method for dilutive shares

Palo Alto Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures - Fiscal Quarter

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended July 31, 2012				Three Months Ended July 31, 2011
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Net income (loss)	$(4,599)	$6,548	(a)	$1,949	$(5,980)	$921	(b)	$(5,059)

Net income (loss) attributable to common stockholders:
Basic	$(4,599)	$5,398	(a)	$799	$(5,980)	$921	(b)	$(5,059)

Diluted	$(4,599)	$5,550	(a)	$951	$(5,980)	$921	(b)	$(5,059)

Net income (loss) per share attributable to common stockholders:
Basic	$(0.18)	$0.21	(a)	$0.03	$(0.40)	$0.06	(b)	$(0.34)

Diluted	$(0.18)	$0.21	(a)	$0.03	$(0.40)	$0.06	(b)	$(0.34)

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	25,919	—		25,919	14,969	—		14,969

Diluted	25,919	9,602	(c)	35,521	14,969	—		14,969

(a)	To eliminate share-based compensation expense of $6,552 offset by related tax effect of share-based compensation of $4 for the three months ended July 31, 2012
(b)	To eliminate share-based compensation expense of $923 offset by related tax effect of share-based compensation of $2 for the three months ended July 31, 2011
(c)	Difference between weighted-average shares outstanding on a diluted basis under GAAP and non-GAAP due to application of the treasury stock method for dilutive shares

Palo Alto Networks, Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

(In thousands)

(Unaudited)

	Three Months Ended July 31,		Year Ended July 31,
	2012	2011	2012	2011
Net cash provided by operating activities	$19,592	$10,141	$77,368	$32,102
Less: purchases of property, equipment, and other assets	3,284	2,098	14,565	13,000

Free cash flow	$16,308	$8,043	$62,803	$19,102

Net cash used in investing activities	$(3,284)	$(2,098)	$(14,565)	$(13,000)

Net cash provided by financing activities	$216,051	$1,116	$219,322	$2,580

Palo Alto Networks, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	July 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$322,642	$40,517
Accounts receivable, net of allowance for doubtful accounts	45,642	29,677
Prepaid expenses and other current assets	13,373	6,646

Total current assets	381,657	76,840
Property and equipment, net	20,979	12,666
Other assets	5,168	1,666

Total assets	$407,804	$91,172

Liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$9,214	$5,435
Accrued liabilities	15,189	6,957
Accrued compensation	11,307	9,456
Deferred revenue	86,296	45,253

Total current liabilities	122,006	67,101
Deferred revenue – non-current	49,512	22,002
Preferred stock warrants liability	—	2,068
Other long-term liabilities	7,215	6,964
Redeemable convertible preferred stock	—	64,491
Stockholders’ equity (deficit):
Common stock	7	2
Additional paid-in capital	309,092	9,309
Accumulated deficit	(80,028)	(80,765)

Total stockholders’ equity (deficit)	229,071	(71,454)

Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$407,804	$91,172

Palo Alto Networks, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended July 31,
	2012	2011
Cash flows from operating activities
Net income (loss)	$737	$(12,528)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,134	2,189
Share-based compensation for equity based awards	13,837	4,733
Excess tax benefit from share-based compensation	(215)	—
Change in fair value of preferred stock warrant	958	1,577
Changes in operating assets and liabilities:
Accounts receivable, net	(15,965)	(15,436)
Prepaid expenses and other assets	(11,063)	(5,114)
Accounts payable	3,779	2,734
Accrued and other liabilities	9,912	6,340
Deferred revenue	68,553	43,134
Reimbursement of cost of leasehold improvements	701	4,473

Net cash provided by operating activities	77,368	32,102
Cash flows from investing activities
Purchase of property, equipment, and other assets	(14,565)	(13,000)

Net cash used in investing activities	(14,565)	(13,000)
Cash flows from financing activities
Proceeds from initial public offering, net of offering costs	215,375	—
Excess tax benefit from share-based compensation	215	—
Changes in restricted cash	1,221	—
Proceeds from exercise of stock options	1,956	1,775
Proceeds from settlement of note receivable	637	895
Repurchase of restricted common stock from terminated employees	(82)	(90)

Net cash provided by financing activities	219,322	2,580
Net increase in cash and cash equivalents	282,125	21,682
Cash and cash equivalents—beginning of period	40,517	18,835

Cash and cash equivalents—end of period	$322,642	$40,517